Exhibit  21

                         SUBSIDIARIES  OF  THE  REGISTRANT


Lightec  Communications,  Corp.,  a  New  York  Corporation.

Datadesk  Inc,  a  Washington  corporation.

eMedRx  Inc.,  a  British  Columbia  Corporation


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